NEWS RELEASE
www.homestreet.com/newsroom

HomeStreet, Inc. Schedules Fourth Quarter and Year-End 2018 Earnings Call for
Tuesday, January 22, 2019

SEATTLE, Wash. – December 17, 2018 - HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, January 22, 2019 at 1:00 p.m. EST. Mark K. Mason, President and CEO, and Mark Ruh, Executive Vice President and CFO, will discuss fourth quarter and year end 2018 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10127079 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EST.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10127079.

The information to be discussed in the conference call will be available on the company's web site before the market opens on Tuesday, January 22, 2019.

About HomeStreet, Inc.
Now in its 98th year HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Investor contact:
Gerhard Erdelji, Investor Relations Officer
gerhard.erdelji@homestreet.com
206-515-4039

Media contact:
Michael Brandt
michael.brandt@homestreet.com
206-876-5506